UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2005

CB RICHARD ELLIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Sepulveda Boulevard, Suite 1050, El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

(310) 606-4700

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

This Current Report on Form 8-K is filed by CB Richard Ellis Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 1.01    Entry into a Material Definitive Agreement

On November 8, 2005, the Company and affiliates of Blum Capital Partners, L.P. (collectively, the “Blum Affiliates”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lehman Brothers Inc. (the “Underwriter”) pursuant to which the Blum Affiliates sold to the Underwriter an aggregate of 6,000,000 shares of the Company’s Class A common stock. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to Exhibit 10.1 below, which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(c)	Exhibits

Exhibit

Number

10.1	Underwriting Agreement, dated November 8, 2005, by and among CB Richard Ellis Group, Inc., Blum Strategic Partners, L.P., Blum Strategic Partners II, L.P., Blum Strategic Partners II GmbH & Co. KG, and Lehman Brothers Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB RICHARD ELLIS GROUP, INC. (Registrant)

Date: November 9, 2005	By:	/S/ KENNETH J. KAY
Kenneth J. Kay Chief Financial Officer

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EXHIBIT INDEX

Exhibit

Number

10.1	Underwriting Agreement, dated November 8, 2005, by and among CB Richard Ellis Group, Inc., Blum Strategic Partners, L.P., Blum Strategic Partners II, L.P., Blum Strategic Partners II GmbH & Co. KG, and Lehman Brothers Inc.

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